Solar Draft 3/14/19
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of March 15, 2019 (the “Effective Date”) among Solar Capital Ltd., a Maryland corporation with an office located at 500 Park Avenue, 3rd Floor, New York, NY 10022 (“Solar”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), Apollo Endosurgery, Inc., a Delaware corporation (“Parent”), Apollo Endosurgery US, Inc., a Delaware corporation (“Apollo Endo”), Apollo Endosurgery International LLC, a Delaware limited liability company (“Apollo International”), Lpath Therapeutics Inc., a Delaware corporation (“Lpath”; together with Parent, Apollo Endo, Apollo International and Lpath, individually and collectively, jointly and severally, “Borrower”), and each Guarantor signatory hereto and otherwise party hereto from time to time, provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:
1.DEFINITIONS AND OTHER TERMS
1.1 Terms. Capitalized terms used herein shall have the meanings set forth in Section 1.3 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof. For all purposes of this Agreement, if GAAP requires any Person subsequent to the Effective Date to cause operating leases to be treated as capitalized leases or otherwise to be reflected on such Person’s balance sheet, then such change shall not be given effect hereunder, and those types of leases which were treated as operating leases as of the Effective Date shall continue to be treated as operating leases that would not otherwise be required to be reflected on such Person’s balance sheet.
1.2 Section References. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.
1.3 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
1.4 Definitions. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Allocable Amount”	Section 13.7(b)
“Agreement”	Preamble
“Approved Lender”	Section 12.1
“Apollo Endo”	Preamble
“Apollo International”	Preamble
“Borrower”	Preamble
“Claims”	Section 12.2
“Collateral Agent”	Preamble
“Collateral Agent Report”	Exhibit B, Section 5
“Communications”	Section 10
“Default Rate”	Section 2.3(b)
“Effective Date”	Preamble
“Event of Default”	Section 8
“Guarantor” and “Guarantors”	Preamble
“Guarantor Payment”	Section 13.7
“Indemnified Person”	Section 12.2
“Lender” and “Lenders”	Preamble
“Lender Transfer”	Section 12.1
“Lpath”	Preamble
“New Subsidiary”	Section 6.10
“Open Source Licenses”	Section 5.2(f)
“Parent”	Preamble
“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“Process Letter”	Section 12.16
“Solar”	Preamble
“Term A Loan”	Section 2.2(a)(i)
“Term B Loan”	Section 2.2(a)(ii)
“Term Loan”	Section 2.2(a)(ii)
“Termination Date”	Exhibit B, Section 8
“Transfer”	Section 7.1

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:
“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to any Loan Party.
“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“ACH Letter” is ACH debit authorization in the form of Exhibit F hereto.
“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
“Amortization Date” is, March 1, 2021; provided that if the Interest Only Extension Conditions are satisfied on or before December 31, 2020, then September 1, 2021.
“Anti‑Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Apollo CR” is Apollo Endosurgery Costa Rica S.R.L., an organization formed under the laws of Costa Rica.
“Apollo UK” is Apollo Endosurgery UK Ltd, a company incorporated under the laws of England and Wales with registered number 09000573.
“Applicable Rate” means (a) 7.50% plus (b) the London Interbank Offered Rate per annum published by the Intercontinental Exchange Benchmark Administration Ltd. (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, as determined by Collateral Agent) for a term of one month, which determination by Collateral Agent shall be conclusive in the absence of manifest error; provided that if, at any time, Lenders notify Collateral Agent that Lenders have determined that (x) Lenders are unable to determine or ascertain such rate, (y) the applicable regulator has made public statements to the effect that the rate published by the Service is no longer used for determining interest rates for loans or (z) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered for such period, then the Applicable Rate shall be equal to an alternate benchmark rate and spread agreed between Collateral Agent and Borrower (which may include SOFR, to the extent publicly available quotes of SOFR exist at the relevant time), giving due consideration to (i) market convention or (ii) selection, endorsement or recommendation by a Relevant Governmental Body. Such alternative benchmark rate and spread shall be binding unless the Required Lenders object within five (5) days following notification of such amendment.
“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent, (d) any money market or similar funds that exclusively hold any of the foregoing and (e) investments permitted by the Borrower’s investment policy as approved by the Borrower’s board of directors and agreed to in writing by Collateral Agent in its sole discretion.
“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” is any and all properties, rights and assets of each Loan Party described on Exhibit A.
“Collateral Account” is, except for Excluded Accounts, any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by any Loan Party or any Subsidiary at any time.
“Collateral Agent” is Solar, not in its individual capacity, but solely in its capacity as collateral agent on behalf of and for the ratable benefit of the Secured Parties.
“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.
“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit D.
“Consolidated Total Assets” means the total assets of Parent and its Subsidiaries calculated in accordance with GAAP on a consolidated basis.
“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith in accordance with GAAP; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
“Contribution Notice” means a contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Control Agreement” is any control agreement entered into among the depository institution at which any Loan Party or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which any Loan Party or any of its Subsidiaries maintains a Securities Account or a Commodity Account, such Loan Party or such Subsidiary, as applicable, and Collateral Agent pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Costa Rican Security Documents” means a first degree pledge or movable guarantee (“Garantía Mobiliaria”) issued in accordance with Law 9246 of Costa Rica (i) over the quota certificates that represent one hundred percent (100%) of the stock capital of Apollo CR and (ii) over the machinery, equipment, inventory, accounts receivable and assets to be listed in an exhibit to such Garantia Mobiliaria.
“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“Dollars,” “dollars” and “$” each mean lawful money of the United States.
“EBITDA” means, with respect to Borrower and its Subsidiaries, net income plus (i) interest expense, plus (ii) tax expense, plus (iii) depreciation expense, plus (iv) amortization expense, plus (v) any extraordinary non-cash charges for any applicable period, plus (vi) expenses and fees directly incurred for such period in connection with the Loan Documents and acquisitions, plus (vii) transition costs related to acquisitions, including without limitation, any transition services agreement related to such acquisitions, in each case to the extent deducted in the calculation of net income.
“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of One Billion Dollars ($1,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a then-current direct competitor of Borrower, as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Loan Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.5, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.5(f) and (d) any withholding Taxes imposed under FATCA.
“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of any Loan Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.
“Exit Fee Agreement” means that certain Exit Fee Agreement dated as of the Effective Date, between Borrower and Solar, as amended and restated, supplemented or otherwise modified from time to time.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement, treaty or convention entered into among Governmental Authorities in connection with such Sections of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement, treaty or convention.
“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.
“Fee Letter” means that certain Fee Letter dated the Effective Date, between Borrower and Solar, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Financial Support Direction” means a financial support direction issued by the UK Pensions Regulator under section 43 of the Pensions Act 2004.
“Foreign Currency” means lawful money of a country other than the United States.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any state or territory thereof.

“Funding Date” is any date on which a Term Loan is made to or on account of Borrower which shall be a Business Day.
“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.
“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.
“Guarantor” is, individual and collectively, Apollo CR, Apollo UK and any Person providing a Guaranty in favor of Collateral Agent for the benefit of the Secured Parties (including without limitation pursuant to Section 6.10 or Section 13) on or after the Effective Date.
“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person, (j) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the ordinary course of business and (k) Contingent Obligations.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.
“Insolvent” means not Solvent.
“Intellectual Property” means each Loan Party’s or any of its Subsidiaries’ right, title and interest in and to the following:
(a) its Copyrights, Trademarks and Patents;
(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c) any and all source code;
(d) any and all design rights which may be available to such Loan Party;
(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.
“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated as of the Effective Date between the Loan Parties and Collateral Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Intercompany Subordination Agreement” means that certain Omnibus Intercompany Subordination Agreement, dated as of the date hereof, by and among Collateral Agent, the Loan Parties, and each of the Loan Parties’ Subsidiaries, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Interest Only Extension Conditions” are satisfaction of each of the following: (a) no default or Event of Default shall have occurred and is continuing and (b) on or before December 31, 2020, Borrower shall have provided evidence to Collateral Agent satisfactory to Collateral Agent in its reasonable discretion that Borrower has achieved product revenues (as determined under GAAP) of greater than or equal to Sixty-Three Million Dollars $63,000,000 on a trailing twelve-month basis.
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
“Key Person” is each of Borrower’s (i)  Chief Executive Officer, who is Todd Newton as of the Effective Date, and (ii) Chief Financial Officer, who is Stefanie Cavanaugh as of the Effective Date.
“Knowledge” means to the “best of” the applicable Loan Party’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Lender” is any one of the Lenders.
“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.
“Lenders’ Expenses” are (a) all reasonable audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses (whether generated in house or by outside counsel), as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Loan Documents, and (b) all fees and expenses (including attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.
“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Loan Documents” are, collectively, this Agreement, the Exit Fee Agreement, the Fee Letter, each Control Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the UK Security Documents, the Costa Rican Security Documents, the Intercompany Subordination Agreement, the Perfection Certificates, each Compliance Certificate, the ACH Letter, each Loan Payment Request Form, any Guarantees, each Process Letter, any subordination agreements, any note, or notes or guaranties executed by the Loan Parties or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by any Loan Party or any other Person for the benefit of the Lenders and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.
“Loan Party” means each Borrower and each Guarantor.
“Loan Payment Request Form” is that certain form attached hereto as Exhibit C.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Change” is (a) a material adverse change in the business, operations or financial condition of each Loan Party and its Subsidiaries, when taken as a whole; or (b) a material impairment of (i) the prospect of repayment of any portion of the Obligations, (ii) the legality, validity or enforceability of any Loan Document, (iii) the rights and remedies of Collateral Agent or Lenders under any Loan Document except as the result of the action or inaction of the Collateral Agent or Lenders or (iv) the validity, perfection or priority of any Lien in favor of Collateral Agent for the benefit of the Secured Parties on any of the Collateral except as the result of the action or inaction of the Collateral Agent or Lenders.
“Material Agreement” is (a) any contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended and (b) any license, agreement or document of any Loan Party or any of their Subsidiaries the loss or termination (other than in accordance with the terms of such license or agreement) of which would reasonably be expected to have a Material Adverse Change, and (c) any license, agreement or document of any Loan Party or any of their Subsidiaries whereby any such party is reasonably likely to have to transfer, either in kind or in cash, assets or property valued (book or market) at more than One Million Dollars ($1,000,000.00) in the aggregate.
“Maturity Date” is, for each Term Loan, September 1, 2023.
“Obligations” are each Loan Party’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Premium, all fees under the Fee Letter, and any other amounts such Loan Party owes the

Collateral Agent or the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of any Loan Party assigned to the Lenders and/or Collateral Agent in connection with this Agreement and the other Loan Documents, and the performance of such Loan Party’s duties under the Loan Documents.
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.
“Payment Date” is the first (1st) calendar day of each calendar month, commencing on April 1, 2019.
“Permitted Indebtedness” is:
(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;
(b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate;
(c) Subordinated Debt;
(d) unsecured Indebtedness to trade creditors;
(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);
(f) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, in an aggregate amount not to exceed One Million Dollars ($1,000,000.00) at any one time outstanding;
(g) Indebtedness in respect of any agreement providing for treasury, depositary, purchasing card or cash management services, bank card products or services provided in connection therewith, including in connection with any automated clearing house transfers of funds or any similar transactions, netting services, overdraft protections and other like services, in each case incurred in the ordinary course of business, in an aggregate amount outstanding not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;
(h) Indebtedness constituting reimbursement obligations in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Borrower or any Subsidiary, in an aggregate amount for all such Indebtedness not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) at any one time outstanding;
(i) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;
(j) intercompany Indebtedness subject to the Intercompany Subordination Agreement;
(k) other unsecured Indebtedness at any time not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;
(l) guaranties of items of Permitted Indebtedness (a) through (i) above incurred in the ordinary course of business; and
(m) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.
“Permitted Investments” are:
(a) Investments disclosed on the Perfection Certificate and existing on the Effective Date;
(b) (i) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(d) Investments consisting of Collateral Accounts in which Collateral Agent has a perfected Lien (subject to the terms of this Agreement) for the ratable benefit of the Secured Parties;
(e) Investments in connection with Transfers permitted by Section 7.1;
(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;
(i) Investments (i) by any Loan Party in another Loan Party and (ii) by Subsidiaries in a Loan Party;
(j) so long as no Default or Event of Default has occurred and is continuing, Investments by Borrowers and Subsidiaries in Subsidiaries that are not Borrowers (it being understood that an equity contribution made by a Person in a Subsidiary that is concurrently made by such Subsidiary to its Subsidiary shall be deemed a single Investment in the applicable amount for purposes of this clause) in an aggregate amount not to exceed $5,000,000 during the term of this Agreement;
(k) non-cash Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support; and
(l) other Investments not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time.
“Permitted IP Assets” are that certain Intellectual Property described to Collateral Agent or its counsel by Borrower or its counsel on or about February 25, 2019 for purposes of potential future sale or abandonment by Borrower.
“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, and (B) non-exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, and (C) exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in this clause (C), the license (i) constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property, (ii) is limited in territory with respect to a specific geographic country or region (i.e. Japan, Germany, northern China) outside of the United States, and (iii) Borrower has obtained the consent and acknowledgement of the counterparty to such license for the collateral assignment of such license to the Collateral Agent for the benefit of the Lenders.
“Permitted Liens” are:
(a) Liens existing on the Effective Date and disclosed on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code and the Treasury Regulations adopted thereunder;

(c) Liens securing Indebtedness permitted under clauses (e), (f), (g) and (h) of the definition of “Permitted Indebtedness,” provided that, in the case of such clause (e) (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d) Liens of carriers, landlords, warehousemen, suppliers, mechanics or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e) (i) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA) and (ii) deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of Borrower or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00);
(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;
(h) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(a) hereof;
(i) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(j) Permitted Licenses
(k) security deposits under real property leases that are made in the ordinary course of business not to exceed Five Hundred Thousand Dollars ($500,000) at any time;
(l) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and other minor title imperfections with respect to real property that do not secure any monetary obligations and do not materially impair the value of the affected property or interfere with the ordinary conduct of business of Borrower or any Subsidiary; and
(m) other Liens not exceeding Twenty-Five Thousand Dollars ($25,000) in the aggregate outstanding at any time; provided that such liens be limited to specific assets and not all assets or substantially all assets of any Loan Party.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Pledge Agreement” means that certain Pledge Agreement dated as of the Effective Date, between the Loan Parties and Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Prepayment Premium” is, with respect to any Term Loan subject to prepayment, refinancing, substitution or replacement prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), an additional fee payable to the Lenders in amount equal to:
(i) for a prepayment, refinancing, substitution or replacement made on or after the Effective Date through and including the first anniversary of the Effective Date, three percent (3.00%) of the principal amount of such Term Loan prepaid;
(ii) for a prepayment, refinancing, substitution or replacement made after the date which is after the first anniversary of the Effective Date through and including the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid; and
(iii) for a prepayment, refinancing, substitution or replacement made after the date which is after the second anniversary of the Effective Date and prior to the Maturity Date, one percent (1.00%) of the principal amount of the Term Loans prepaid.
Notwithstanding the foregoing, Lenders agree to waive the Prepayment Premium with respect to a prepayment in conjunction with a refinancing of the Term Loans with Solar or Solar’s Affiliates.
“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Qualified Cash” means the amount of Borrower’s cash and Cash Equivalents held in accounts subject to a Control Agreement in favor of Collateral Agent.
“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable that have not been paid within one hundred twenty days (120) days from the invoice date of the relevant account payable (other than accounts that are subject to good faith disputes as permitted herein and for which Borrower maintains adequate reserves in accordance with GAAP).
“Recipient” means (a) the Collateral Agent or (b) any Lender.
“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code, and with respect to Apollo CR and Apollo UK, a duly organized legally existing entity under the laws of Costa Rica and England and Wales, respectively.
“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).
“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, injunction or consent decree, issued by the FDA or a federal or state court.
“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board, the Federal Reserve Bank of New York, and/or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan other than to an Affiliate of such Lender, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.
“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common (including equitable)), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of any Loan Party acting alone.
“Second Draw Period” is the period commencing on approval by each Lender’s credit committee in its sole discretion and ending on the earlier of Maturity Date and the occurrence of an Event of Default that continues.
“Secured Parties” means the Collateral Agent and the Lenders.
“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.
“SOFR” means the daily Secured Overnight Financing Rate provided by the Federal Reserve Bank of New York as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities, (b) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the other Loan Documents, and (c) such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forbearance and extensions related thereto).

“Specified Product Revenues” means Borrower’s product revenues (as determined under GAAP) solely with respect to Borrower’s Orbera and Overstitch products.
“Subordinated Debt” is indebtedness incurred by any Loan Party or any of its Subsidiaries subordinated to all Indebtedness of such Loan Party and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Required Lenders entered into between Collateral Agent, any Loan Party, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Required Lenders in their sole discretion.
“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.
“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of each Loan Party and each of its Subsidiaries connected with and symbolized by such trademarks.
“UK Pensions Regulator” means the body corporate known as the Pensions Regulator and established by Part 1 of the U.K. Pensions Act 2004.
“UK Security Documents” means the following documents, each in form and substance reasonably satisfactory to the Collateral Agent: (a) that certain English-law Debenture, dated as of the date of delivery in accordance with Section 6.12(b), between Apollo UK and the Collateral Agent, (b) that certain English-law Share Charge, dated as of the date of delivery in accordance with Section 6.12(b), between Apollo Endo and the Collateral Agent, and (c) such other documents incidental to the foregoing documents as the Collateral Agent may reasonably determine necessary.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“Withholding Agent” means Borrower and the Collateral Agent.
2. LOANS AND TERMS OF PAYMENT
2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2 Term Loans.
(a) Availability. (1) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Thirty Five Million Dollars ($35,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term Loan may be re-borrowed.

(ii) Subject to the terms and conditions of this Agreement and conditioned on approval by each Lender’s credit committee in its sole discretion, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000) (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”; each Term A Loan or Term B Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans and the Term B Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term B Loan may be re‑borrowed.
(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall (i) make monthly payments of interest, to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon the effective rate of interest applicable to the Term Loan, as determined in Section 2.3(a) plus (ii) make consecutive equal monthly payments of principal to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of such Lender’s Term Loans outstanding, and (B) a repayment schedule equal to the months remaining from the Amortization Date through the Maturity Date. All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
(c) Mandatory Prepayments. If the Term Loans are accelerated (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) any fees payable under the Fee Letter by reason of such prepayment, (iii) the Prepayment Premium, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if any fees payable under the Fee Letter by reason of such prepayments had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to each Lender in accordance with the terms of the Fee Letter. The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH LOAN PARTY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.
(d) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all of the outstanding principal balance of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least three (3) Business Days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) any fees payable under the Fee Letter by reason of such prepayment, (C) the Prepayment Premium, plus (D) all other Obligations that are due and payable on such prepayment date, including any Lenders’ Expenses and interest at the Default Rate (if any) with respect to any past due amounts.
2.3 Payment of Interest on the Term Loans.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time, which aggregate interest rate shall be determined by Collateral Agent on the third Business Day prior to the Funding Date of the applicable Term Loan and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Except as set forth in Section 2.2(b), such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full (or any payment is made hereunder).
(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.
(c) 360‑Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
(d) Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set‑off.
(e) Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Person’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Collateral Agent may at its discretion and with prior notice of at least one (1) Business Day after the occurrence and during the continuance of an Event of Default, initiate debit entries to the Borrower’s account as authorized on the ACH Letter (i) on each payment date of all Obligations then due and owing, (ii) at any time any payment due and owing with respect to Lender Expenses, and (iii) upon an Event of Default, any other Obligations outstanding.
2.4 Fees. Borrower shall pay to Collateral Agent and/or Lenders (as applicable) the following fees, which shall be deemed fully earned and non-refundable upon payment:
(a) Fee Letter. When due and payable under the terms of the Fee Letter, to Collateral Agent and each Lender, as applicable, the fees set forth in the Fee Letter.
(b) Prepayment Premium. The Prepayment Premium, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares. Borrower expressly agrees (to the fullest extent that each may lawfully do so) that: (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between Collateral Agent, Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that its agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Term Loan Commitments and make the Term Loans.
(c) Lenders’ Expenses. All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
2.5 Taxes.
(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirement of Law. If any applicable Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirement of Law, or at the option of the Collateral Agent timely reimburse it for the payment of, any Other Taxes.
(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Collateral Agent), or by the Collateral Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Collateral Agent to the Lender from any other source against any amount due to the Collateral Agent under this paragraph (d).
(e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Collateral Agent.
(f) Status of Lenders.
(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Collateral Agent, at the time or times reasonably requested by Borrower or the Collateral Agent, such properly completed and executed documentation reasonably requested by Borrower or the Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Collateral Agent, shall deliver such other documentation prescribed by applicable Requirement of Law or reasonably requested by Borrower or the Collateral Agent as will enable Borrower or the Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(ii)(1), (ii)(2) and (ii)(4) of this Section) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
 (1) any Lender that is a U.S. Person shall deliver to Borrower and the Collateral Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Collateral Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
  (2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Collateral Agent), whichever of the following is applicable:
i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
ii) executed copies of IRS Form W-8ECI;
iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate reasonably acceptable to Borrower and the Collateral Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Collateral Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Collateral Agent), executed copies of any other form prescribed by applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit Borrower or the Collateral Agent to determine the withholding or deduction required to be made; and
(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and the Collateral Agent at the time or times prescribed by applicable Requirement of Law and at such time or times reasonably requested by Borrower or the Collateral Agent such documentation prescribed by applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or the Collateral Agent as may be necessary for Borrower and the Collateral Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (4), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(5) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Collateral Agent in writing of its legal inability to do so.
(g) Survival. Each party's obligations under this Section shall survive the resignation or replacement of the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3. CONDITIONS OF LOANS
3.1 Conditions Precedent to Initial Term Loan. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:
(a) Loan Documents, each duly executed by the Loan Parties and each Subsidiary, as applicable;
(b) a completed Perfection Certificate for Borrower and each of its Subsidiaries;
(c) duly executed Control Agreements with respect to any Collateral Accounts maintained by Borrower or any of its Subsidiaries (other than Apollo UK);
(d) a duly executed Fee Letter;
(e) the Operating Documents and good standing certificates of each Borrower certified by the Secretary of State (or equivalent agency) of such Borrower’s jurisdiction of organization or formation, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(f) certificates of each Loan Party (other than Apollo UK) in substantially the form of Exhibit E-1, E-2, E-3, E-4 and E-5 hereto executed by the manager or secretary (as applicable) of such Loan Party with appropriate insertions and attachments, including with respect to (i) the Operating Documents of such Loan Party (which charter document of such Loan Party shall be certified by the appropriate governmental authority) and (ii) the resolutions adopted by such Loan Party’s manager or governing board (as applicable) for the purpose of approving the transactions contemplated by the Loan Documents;
(g) certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any

UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan, will be terminated or released;
(h) a duly executed legal opinion of Cooley LLP, counsel to the Loan Parties, dated as of the Effective Date;
(i) evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties;
(j) resolutions adopted by Apollo UK’s board of directors for the purpose of approving the transaction contemplated by the Loan Documents;
(k) resolutions adopted by the sole shareholder of Apollo UK for the purpose of approving the transactions contemplated by the Loan Documents;
(l) a payoff letter in form and substance satisfactory to Agent and the Lenders evidencing the repayment in full and release of liens with respect to the Loan Parties’ existing Indebtedness; and
(m) payment of the fees payable under the terms of the Fee Letter and Lenders’ Expenses then due as specified in Section 2.4 hereof.
3.2 Conditions Precedent to all Term Loans. The obligation of each Lender to extend each Term Loan, including the initial Term Loan, is subject to the following conditions precedent:
(a) receipt by Collateral Agent of an executed Loan Payment Request Form in the form of Exhibit C attached hereto;
(b) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;
(c) in such Lender’s reasonable discretion, there has not been any Material Adverse Change;
(d) No Event of Default or an event that with the passage of time could result in an Event of Default, shall exist; and
(e) payment of the fees and Lenders’ Expenses then due as specified in Section 2.4 hereof.
3.3 Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Term Loan. Borrower expressly agrees that a Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.
3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term Loan funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon New York City time three (3) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to

Collateral Agent by electronic mail or facsimile a completed Loan Payment Request Form executed by a Responsible Officer or his or her designee. The Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee.
4. CREATION OF SECURITY INTEREST
4.1 Grant of Security Interest. Each Loan Party (other than Apollo UK) hereby grants Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing first priority security interest in, and pledges to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof. If any Loan Party shall acquire any commercial tort claim (as defined in the Code), such Loan Party shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.
If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend Term Loans has terminated, Collateral Agent shall, at the sole cost and expense of the Loan Parties, release its Liens in the Collateral and all rights therein shall revert to the Loan Parties.
4.2 Authorization to File Financing Statements. Each Loan Party hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to such Loan Party, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents.
5. REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to Collateral Agent and the Lenders as follows:
5.1 Due Organization, Authorization: Power and Authority. Each Loan Party and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and such Loan Party and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Each Loan Party and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on, before or after the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Each Loan Party represents and warrants that all the information set forth on the Perfection Certificates pertaining to such Loan Party and each of its Subsidiaries is accurate and complete.
The execution, delivery and performance by each Loan Party and each of its Subsidiaries of the Loan Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of such Loan Party’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which such Loan Party, any of its Subsidiaries or any of their respective properties, is bound. No Loan Party nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.
5.2 Collateral.
(a) Each Loan Party and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and no Loan Party nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith in respect of which such Loan Party or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required under this Agreement. The Accounts are bona fide, existing obligations of the Account Debtors.
(b) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to involuntary Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.
(c) On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee, and (ii)  no such third party bailee possesses components of the Collateral in excess of Five Hundred Thousand Dollars ($500,000.00).
(d) All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.
(e) Each Loan Party and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificate (which, upon the consummation of a transaction not prohibited by this Agreement, may be updated to reflect such transaction), no Loan Party nor any of its Subsidiaries is a party to, nor is bound by, any material license or other Material Agreement.
(f) No Loan Party nor any of its Subsidiaries has used any software or other materials that are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause any software or other materials owned by any Loan Party or used in any Loan Party products to have to be (i) distributed to third parties at no charge or a minimal charge, (ii) licensed to third parties for the purpose of creating modifications or derivative works, or (iii) subject to the terms of such Open Source License.
(g) The Permitted IP Assets are immaterial to the business and operations, in each case, financial or otherwise, of any Loan Party and its Subsidiaries, either taken as a whole or with respect to such entity, and the disposition of such Permitted IP Assets will not have any negative affect on the business and operations, in each case, financial or otherwise, of such entities.
5.3 Litigation. Except as disclosed on the Perfection Certificate or with respect to which any Loan Party has provided notice as required hereunder, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against any Loan Party or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000.00).
5.4 No Material Adverse Change; Financial Statements. All consolidated financial statements for the Loan Parties and their consolidated Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of the Loan Parties and their consolidated Subsidiaries, and the consolidated results of operations of the Loan Parties and their consolidated Subsidiaries. Since December 31, 2017, there has not been a Material Adverse Change.

5.5 Solvency. Each Loan Party is Solvent. Each Loan Party and each of its Subsidiaries, when taken as a whole, is Solvent.
5.6 Regulatory Compliance. No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. No Loan Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. No Loan Party nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. No Loan Party’s nor any of its Subsidiaries’ properties or assets has been used by such Loan Party or such Subsidiary or, to any Loan Party’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Loan Party and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
No Loan Party, any of its Subsidiaries, or any Loan Party’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person. No Loan Party, any of its Subsidiaries, or to the Knowledge of any Loan Party and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.
5.7 Investments. No Loan Party nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.
5.8 Tax Returns and Payments; Pension Contributions. Each Loan Party and each of its Subsidiaries has timely filed all required tax returns and reports, and each Loan Party and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by such Loan Party and such Subsidiaries in an amount greater than Fifty Thousand Dollars ($50,000.00), in all jurisdictions in which any such Loan Party or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the next sentence. Each Loan Party and each of its Subsidiaries, may defer payment of any contested taxes, provided that such Loan Party or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Collateral Agent of the commencement of, and any material development in, the proceeding; and (c) adequate reserves or other appropriate provisions are maintained on the books of such Loan Party or Subsidiary, as applicable, in accordance with GAAP and which do not involve, in the reasonable judgment of the Collateral Agent, any risk of the sale, forfeiture or loss of any material portion of the Collateral. No Loan Party nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Loan Party’s or such Subsidiaries’, prior tax years which could result in additional taxes becoming due and payable by any Loan Party or its Subsidiaries. Each Loan Party and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and no Loan Party nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of such Loan Party or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Term Loans to repay Borrower’s existing Indebtedness, as working capital and to fund its general business requirements, and not for personal, family, household or agricultural purposes.
5.10 Full Disclosure. No written representation, warranty or other statement of any Loan Party or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
5.11 Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) No. 1346/2000 on Insolvency Proceedings (the “Regulation”), Apollo UK’s center of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
5.12 Pensions. (a) Apollo UK is not, nor has it at any time been, an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993); and (b) Apollo UK is not, nor has it at any time been, “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer.
6. AFFIRMATIVE COVENANTS
Each Loan Party shall, and shall cause each of its Subsidiaries to, do all of the following:
6.1 Government Compliance.
(a) Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which such Loan Party or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.
(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by such Loan Party and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.
6.2 Financial Statements, Reports, Certificates; Notices.
(a) Deliver to each Lender:
(i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and, if prepared by Borrower or if reasonably requested by the Lenders, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its consolidated Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to the Collateral Agent;
(ii) as soon as available, but no later than forty-five (45) days after the last day of each of Borrower’s fiscal quarters, a company prepared consolidated and, if prepared by Borrower or if reasonably requested by the Lenders, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its consolidated Subsidiaries for such fiscal quarter certified by a Responsible Officer and in a form reasonably acceptable to the Collateral Agent;
(iii) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year or within five (5) days of filing of the same with the SEC, audited consolidated financial statements covering the consolidated operations of Parent and its consolidated Subsidiaries for such fiscal year, prepared in accordance with GAAP, accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing that such consolidated financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP, which report and opinion shall be prepared in accordance with Public Company Accounting Oversight Board standards and shall not be subject to (i) any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for (a) any exception, qualification or explanatory paragraph with respect to or resulting from an upcoming maturity date under this Agreement occurring within one year from the time such opinion is delivered and (b) qualifications solely relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Parent’s independent certified public accountants) or (ii) from the fiscal year ending December 31, 2019 until all Obligations (other than inchoate indemnity obligations) have been satisfied in full, any qualification identifying a material weakness in internal controls over financial reporting;
(iv) as soon as available after approval thereof by Borrower’s board of directors, but no later than the earlier of (x) ten (10) days’ after such approval and (y) January 1 of such year, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s board of directors; provided that, any revisions to such projections approved by Borrower’s board of directors shall be delivered to Collateral Agent and the Lenders no later than ten (10) Business Days after such approval;
(v) within five (5) days of delivery, copies of all non-ministerial statements, reports and notices made available to any Loan Party’s security holders or holders of Subordinated Debt (other than materials provided to members of the such Loan Party’s board of directors solely in their capacities as security holder or holders of Subordinated Debt);
(vi) promptly upon receipt thereof, copies of any audit or other report delivered to the board of directors of Parent (or the audit committee of such board) by an independent certified public accounting firm in connection with such firm’s audit of the consolidated financial statements or other engagement regarding internal controls if such report identifies material weaknesses in internal controls over financial reporting;
(vii) [reserved];
(viii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month‑end account statements for each Collateral Account maintained by the Loan Parties or their Subsidiaries, which statements may be provided to Collateral Agent and each Lender by such Loan Party or directly from the applicable institution(s);
(ix) prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to any Loan Party’s business or that otherwise could reasonably be expected to have a Material Adverse Change;
(x) prompt notice of any event that (A) could reasonably be expected to have a material adverse effect on the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;
(xi) written notice delivered no later than (10) days after any Loan Party’s creation of a New Subsidiary in accordance with the terms of Section 6.10;

(xii) written notice delivered at least twenty (20) days’ prior to any Loan Party’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of such Loan Party or any of its Subsidiaries), (B) changing its respective jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its respective legal name, or (E) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;
(xiii) upon any Loan Party becoming aware of the existence and continuance of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within five (5) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and such Loan Party’s proposal regarding how to cure such Event of Default or event;
(xiv) immediate notice if any Loan Party or such Subsidiary has Knowledge that any Loan Party, or any Subsidiary or Affiliate of such Loan Party, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;
(xv) notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by any Loan Party, in each case in an amount greater than One Hundred Thousand Dollars ($100,000.00) and of the general details thereof;
(xvi) prompt notice of the execution of any Material Agreement or any material amendment to, modification of, termination of or waiver under any Material Agreement; and
(xvii) other information as reasonably requested by Collateral Agent or any Lender.
Notwithstanding the foregoing, financial statements required to be delivered pursuant to clauses (ii), (iii) and (v) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which any Loan Party posts such documents, or provides a link thereto, on such Loan Party’s website on the internet at such Loan Party’s website address.
(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each fiscal month, deliver to each Lender:
(i) a duly completed Compliance Certificate signed by a Responsible Officer;
(ii) an updated Perfection Certificate to reflect any amendments, modifications and updates, if any, to certain information in the Perfection Certificate after the Effective Date to the extent such amendments, modifications and updates are permitted by one or more specific provisions in this agreement;
(iii) copies of any material Governmental Approvals obtained by any Loan Party or any of its Subsidiaries;
(iv) written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof;
(v) prompt written notice of any litigation or governmental proceedings pending or threatened (in writing) against any Loan Party or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00); and

(vi) written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Five Hundred Thousand Dollars ($500,000.00) individually or in the aggregate in any calendar year.
(c) Keep proper, complete and true books of record and account in accordance with GAAP in all material respects. Each Loan Party shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of such Loan Party, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.
6.3 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between any Loan Party, or any of its Subsidiaries, as applicable, and their respective Account Debtors shall follow such Loan Party’s, or such Subsidiary’s, customary practices as they exist as of the Effective Date. Each Loan Party must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Five Hundred Thousand Dollars ($500,000.00) individually or in the aggregate in any calendar year.
6.4 Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by any Loan Party or its Subsidiaries, except, in each case, as otherwise permitted pursuant to the terms of Section 5.8 hereof, and shall deliver to the Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.
6.5 Insurance. Keep each Loan Party’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in such Loan Party’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. At Collateral Agent’s request, the Loan Parties shall deliver to the Collateral Agent certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy within ninety (90) days of receipt thereof up to Three Hundred Thousand Dollars ($300,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement promptly or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If any Loan Party or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make (but has no obligation to do so), at such Loan Party’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6 Operating Accounts.
(a) Maintain the Loan Parties’ Collateral Accounts at depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts. The provisions of the previous sentence shall not apply to (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees; provided that the amount deposited in all such accounts shall not exceed the aggregate amount reasonably expected to be due and payable for the next two (2) succeeding pay periods, (ii) petty cash accounts with an aggregate maximum daily balance at any time not in excess of $10,000, (iii) any Deposit Accounts holding only cash and Cash Equivalents or of Foreign Subsidiaries with an aggregate maximum daily balance for all such accounts, as of the end of each calendar month, not in excess of $2,000,000 and, (iv) sales tax accounts not in excess of $500,000 and (v) escrow accounts, or fiduciary or trust accounts, in each case for the benefit of unaffiliated third parties; in each case, as identified to Collateral Agent by Borrower as such in the Perfection Certificate (collectively, clauses (i) through (v), “Excluded Accounts”).
(b) Loan Parties shall provide Collateral Agent ten (10) days’ prior written notice before any Loan Party establishes any Collateral Account. In addition, for each Collateral Account that any Loan Party, at any time maintains, such Loan Party shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account. The provisions of the previous sentence shall not apply to Excluded Accounts.
(c) No Loan Party nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.
6.7 Protection of Intellectual Property Rights. Each Loan Party and each of its Subsidiaries shall: (a)  protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business; (b) promptly advise Collateral Agent in writing of a challenge threatened in writing or known by such Loan Party to the validity, or material infringement by a third party of its respective Intellectual Property; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.
6.8 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, each Loan Party and each of such Loan Party’s officers, employees and agents and such Loan Party’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to such Loan Party.
6.9 Landlord Waivers; Bailee Waivers. In the event that any Loan Party or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the Collateral at any new location is valued (based on book value) in excess of Five Hundred Thousand Dollars ($500,000.00) in the aggregate, at Collateral Agent’s election, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices, business locations, or any such storage with or delivery to any such bailee, as the case may be.
6.10 Creation/Acquisition of Subsidiaries. In the event any Loan Party or any Subsidiary of any Loan Party creates or acquires any Subsidiary after the Effective Date, such Loan Party or such Subsidiary shall promptly notify the Collateral Agent and the Lenders of such creation or acquisition. Such Subsidiary (a “New Subsidiary”) shall, within fifteen (15) Business Days of such creation or acquisition, cause each such New Subsidiary (a) to become either a co-Borrower hereunder, or a secured guarantor with respect to the Obligations and

(b) to grant and pledge to Collateral Agent a perfected security interest in 100% of the stock, units or other evidence of ownership held by such Loan Party or its Subsidiaries.
6.11 Further Assurances. Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
6.12 Post-Closing Requirements. Deliver to the Collateral Agent each of the following, in each case in form and substance satisfactory to the Collateral Agent:
(a) Costa Rican Security Documents. Within sixty days (60) days of the Effective Date (or such later date as the Collateral Agent may agree in its sole discretion):
(i) The Costa Rican Security Documents duly registered before the Costa Rican National Registry; and
(ii) Certifications of corporate resolutions approving and authorizing (i) Apollo CR to act as a Guarantor under this Loan and Security Agreement and (ii) the execution of the corresponding Loan Documents including but not limited to the Costa Rican Security Documents.
(b) UK Security Documents. Within sixty (60) days of the Effective Date (or such later date as the Collateral Agent may agree in its sole discretion):
(i) The UK Security Documents;
(ii) a copy of the "PSC Register (within the meaning of section 790C(10) of the Companies Act 2006) of Apollo UK, together with confirmation from a director of Apollo UK (i)that no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of the Apollo UK shares pledged as Collateral and no circumstances exist at the time of such confirmation which allow such notice to be issued; or (ii) that Apollo UK is not required to comply with Part 21A of the Companies Act 2006;
(iii) copies of the articles of association and certificate of incorporation of Apollo UK;
(iv) resolutions adopted by Apollo UK’s board of directors for the purpose of approving the transactions contemplated by the UK Security Documents and the Costa Rican Security Documents;
(v) resolutions adopted by the sole shareholder of Apollo UK for the purpose of approving the transactions contemplated by the UK Security Documents and the Costa Rican Security Documents;
(vi) a copy of the specimen signature of each person authorized by the resolutions delivered pursuant to Section 6.12(b)(iv) of this Agreement;
(vii) certificates (as customary in the jurisdiction of Apollo UK and containing specimen signatures) of a director confirming that guaranteeing or securing the Loans would not cause any guaranteeing or similar limit binding on Apollo UK to be exceeded and certifying that each copy document relating to it specified in Section 6.12(b)(ii)-(vi) (along with the resolutions delivered on the Effective Date in accordance with Sections 3.1(j) and (k) of this Agreement) are correct, complete and in full force and effect and has not been amended or superseded as at such date;
(viii) an English law legal opinion of English law counsel regarding only the capacity and due execution of Apollo UK to enter into the relevant Loan Documents, addressed to the Loan Parties and dated as of the same date as the UK Security Documents; in form and substance reasonably satisfactory to the Collateral Agent;
(ix) such other security instruments, amendments and documents as the Collateral Agent deems reasonably necessary to evidence that Apollo UK has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest governed by the laws of the State of New York in any US property to the extent such property would be included in the definition of Collateral; and
(x) such other documents as the Collateral Agent may reasonably request.
(c) Borrower agrees to deliver landlord waivers, in form and substance reasonably satisfactory to Collateral Agent, with respect to Borrower’s leased locations within 60 days of the Effective Date (as may be extended by the Collateral Agent in its sole discretion).
(d) Borrower agrees to deliver bailee waivers, in form and substance reasonably satisfactory to Collateral Agent, with respect to bailees located at the following locations within 60 days of the Effective Date (as may be extended by the Collateral Agent in its sole discretion):
(i) 1840 Outer Loop, Louisville, KY 40219; and
(ii) 5079 33rd Street SE, Grand Rapids, MI 49512.
(e) Borrower agrees to deliver insurance endorsements, in each case satisfying the requirements of Section 6.5 within 30 days of the Effective Date (as may be extended by the Collateral Agent in its sole discretion).
(f) Borrower agrees to deliver Process Letters, in each case satisfying the requirements of Section 12.16 within 30 days of the Effective Date (as may be extended by the Collateral Agent in its sole discretion).
(g) Borrower agrees to deliver a fully-executed Control Agreement, in form and substance reasonably satisfactory to Collateral Agent, from Merrill Lynch Wealth Management (or any other Person who then holds Borrower’s Securities Account) with regard to Borrower’s Securities Account within 30 days of the Effective Date (as may be extended by the Collateral Agent in its sole discretion).
7. NEGATIVE COVENANTS
No Loan Party shall, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:
7.1 Dispositions. Convey, sell, lease, transfer, assign, dispose of, license (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn‑out, surplus, or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) of cash or Cash Equivalents in the ordinary course of business, subject to the restrictions and limitations set forth in the Loan Documents; (e) Transfers to any Loan Party or any of its Subsidiaries that are Loan Parties from any Loan Party; provided that such Transfer complies with clause (i) of “Permitted Investments”; (f) sales or discounting of delinquent accounts in the ordinary course of business pursuant to transactions not prohibited by this Agreement; (g) the Permitted IP Assets as long as the representation in Section 5.2(g) remains true and correct in all respects as of such date of disposition or transfer, and (h) other Transfers in the aggregate not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per fiscal year.
7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by such Loan Party or such Subsidiary, as applicable, as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) permit any Key Person to cease being actively engaged in the management of Borrower unless written notice thereof is provided to each Lender within ten (10) days of such cessation, or (ii) enter into any transaction or series of related transactions in which (A) the stockholders of any Loan Party who were not stockholders immediately prior to the first such transaction own more than 35% of the voting stock of such Loan Party immediately after giving effect to such transaction or related series of such transactions and (B) except as permitted by Section 7.3, any Loan Party ceases to own, directly or indirectly, 100% of the ownership interests in each Subsidiary of such Loan Party. No Loan Party shall, and shall not permit any of its Subsidiaries to, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000.00) in assets or property of any Loan Party or any of its Subsidiaries, as applicable); (B) change its respective jurisdiction of organization, (C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any organizational number(s) (if any) assigned by its respective jurisdiction of organization.
7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person; provided, that a Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co‑Borrower” hereunder or has provided a secured Guaranty of Borrower’s Obligations hereunder in accordance with Section 6.10) or with (or into) a Loan Party provided such Loan Party is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.
7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens”.
7.6 Maintenance of Collateral Accounts. With respect to any Loan Party, maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.
7.7 Restricted Payments. (a) Declare or pay any dividends (other than dividends payable solely in capital stock) or make any other distribution or payment in respect of or redeem, retire or purchase any capital stock (a “Restricted Payment”) (other than (i) the declaration or payment of dividends to any Loan Party, (ii) so long as no Event of Default or event that with the passage of time would result in an Event of Default exists or would result therefrom, the declaration or payment of any dividends solely in the form of equity securities, (iii) purchases or repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, (iv) purchases for value of any rights distributed in connection with any stockholder rights plan; (v) purchases of capital stock pledged as collateral for loans to employees; purchases of capital stock in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; (vi) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations or in connection with exercises or conversions of options, warrants and other convertible securities; (vii) conversions of convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; (viii) dividends and distributions by any Subsidiary to any Loan Party and (ix) other Restricted Payments; provided that, the aggregate amount of all Restricted Payments in the foregoing clauses (i)-(ix) above shall not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) in the aggregate), (b)

other than the Obligations in accordance with the terms hereof, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity unless being replaced with Indebtedness of at least the same principal amount and such new Indebtedness is Permitted Indebtedness, or (c) be a party to or bound by an agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to any Loan Party.
7.8 Investments. Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so other than Permitted Investments.
7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Loan Party or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of such Loan Party’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to such Loan Party or such Subsidiary than would be obtained in an arm’s length transaction with a non‑affiliated Person, (b) Subordinated Debt or equity investments by any Loan Party’s investors in such Loan Party or its Subsidiaries, (c) intercompany transactions expressly permitted by Section 7.1, 7.3, 7.4, 7.7 or 7.8, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business approved by such Loan Party’s or such Subsidiary’s board of directors, (e) employment arrangements with executive officers approved by the Parent’s Board of Directors and entered into in the ordinary course of business, and (f) equity financings of the Parent that are permitted by the terms of this Agreement.
7.10 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders; provided, that, this Section 7.10 shall not apply to any conversion of Indebtedness into Equity Interests.
7.11 Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA; (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of any Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
7.12 Compliance with Anti-Terrorism Laws. No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
7.13 Financial Covenants.

(a) Minimum Liquidity Requirement. Permit, at any time prior to the Minimum Liquidity Release Date, Qualified Cash to be less than an amount equal to (i) Ten Million Dollars ($10,000,000.00) plus (ii) the Qualified Cash A/P Amount; provided that if on or before September 30, 2021, Borrower provides evidence satisfactory to Agent that Borrower has achieved EBITDA of at least $5,000,000 for the trailing six-month period ending September 30, 2021, then Borrower shall not be required to maintain minimum Qualified Cash following the date such evidence is provided (the “Minimum Liquidity Release Date”).
(b) Minimum Specified Product Revenue. Permit Specified Product Revenue, measured on a trailing six-month basis on the last day of each month, to be lower than the following:

Month-End	Specified Product Revenue
June 2019 and each month through and including December 2019	85% of Total Product Revenue as indicated in a plan submitted by Borrower to Lenders prior to the Effective Date
January 2020 and each month through and including December 2021
80% of projected Specified Product Revenue in accordance with an annual plan submitted by Borrower to Lenders pursuant to Section 6.2(a)(iv), such plan to be approved by Borrower’s board of directors and by Agent and Lenders in writing

January 2022 and each month thereafter
75% of projected Specified Product Revenue in accordance with an annual plan submitted by Borrower to Lenders pursuant to Section 6.2(a)(iv), such plan to be approved by Borrower’s board of directors and by Agent and Lenders in writing

7.14 Subsidiaries. Permit (a) any non-Loan Party Subsidiary to comprise greater than $2,000,000 of Parent’s Consolidated Total Assets, (b) all such non-Loan Party Subsidiaries, in the aggregate, to have contributed greater $12,000,000 of Parent’s Consolidated Total Assets or (c) Apollo CR to have contributed greater than fifteen percent (15%) of Parent’s Consolidated Total Assets; provided, that assets of Apollo CR and Apollo UK shall not be counted for purposes of clause (a) or (b) from and after the Effective Date as long and solely if such assets are subject to the lien and security interest of the Collateral Agent pursuant to the Loan Documents.
7.15 Material Agreements. No Loan Party nor any of its Subsidiaries shall, without the consent of Collateral Agent, (a) enter into a Material Agreement, or (b) materially amend a Material Agreement, in each case in a manner materially adverse to the Lenders.
7.16 COMI. Neither Apollo UK nor any other Subsidiary of any Loan Party whose jurisdiction of incorporation or organization is in a member state of the European Union shall change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation).

8. EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
8.1 Payment Default. Any Loan Party fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof);
8.2 Covenant Default.
(a) Any Loan Party or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries) or such Loan Party or any such Subsidiary violates any provision in Section 7; or
(b) Any Loan Party, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document to which such person is a party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by such Loan Party or such Subsidiary, as applicable, be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then such Loan Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be made during such cure period).
8.3 Material Adverse Change. A Material Adverse Change has occurred;
8.4 Attachment; Levy; Restraint on Business.
(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or any of its Subsidiaries or of any entity under control of any Loan Party or its Subsidiaries on deposit with any institution at which such Loan Party or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment (other than a Permitted Lien) is filed against any Loan Party or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and
(b) (i) any material portion of any Loan Party’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Loan Party or any of its Subsidiaries from conducting any part of its business;
8.5 Insolvency. (a) any Loan Party or any of its Subsidiaries is or becomes Insolvent; (b) any Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against any Loan Party or any of its Subsidiaries and not dismissed or stayed within forty‑five (45) days (but no Term Loans shall be extended while any Loan Party or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);
8.6 Other Agreements. There is a default in any agreement to which any Loan Party or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000.00) or that could reasonably be expected to have a Material Adverse Change;

8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000.00) (not covered by independent third-party insurance as to which (a) the applicable Loan Party reasonably believes such insurance carrier will accept liability, (b) the applicable Loan Party or its Subsidiary has submitted such claim to such insurance carrier and (c) liability has not been rejected by such insurance carrier) shall be rendered against any Loan Party or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof;
8.8 Misrepresentations. Any Loan Party or any of its Subsidiaries or any Person acting for any Loan Party or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made;
8.9 Subordinated Debt. A default or breach occurs under any subordination agreement to which any Loan Party or any of its Subsidiaries and Collateral Agent is a party, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;
8.10 Guaranty. (a) Any Guaranty (including the guaranty set forth in Section 13) terminates or ceases for any reason to be in full force and effect except as permitted by this Agreement; (b) any Guarantor does not perform any obligation or covenant under any Guaranty, beyond any applicable cure or grace period; (c) any circumstance described in Section 8 occurs with respect to any Guarantor;
8.11 Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the FDA, DOJ or other Governmental Authority initiates a Regulatory Action or any other enforcement action against any Loan Party or any of its Subsidiaries or any supplier of any Loan Party or any of its Subsidiaries that causes any Loan Party or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct, which could reasonably be expected to result in liability and expense to any Loan Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more; (ii) the FDA issues a warning letter to any Loan Party or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Change; (iii) any Loan Party or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to any Loan Party or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000.00) or more; (iv) any Loan Party or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000.00) or more, or that could reasonably be expected to result in a Material Adverse Change, even if such settlement agreement is based on previously disclosed conduct; or (v) the FDA revokes any authorization or permission granted under any Registration, or any Loan Party or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.
8.12 Lien Priority. Except as the result of the action or inaction of the Collateral Agent or the Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law or that are permitted to have priority pursuant to this Agreement.
8.13 Pensions. The UK Pensions Regulator issues a Financial Support Direction or a Contribution Notice is issued to Apollo UK or any Subsidiary which is a company organized under the laws of England and Wales, unless the aggregate liability of Apollo UK and such Subsidiaries under all Financial Support Directions and Contributions Notices is less than Five Hundred Thousand Dollars ($500,000).
9. RIGHTS AND REMEDIES

9.1 Rights and Remedies.
(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).
(b) Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right and at the written direction of the Required Lenders shall, without notice or demand, to do any or all of the following:
(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;
(ii) make a demand for payment upon any Guarantor pursuant to Section 13 or any other Guaranty delivered by such Guarantor;
(iii) apply to the Obligations any (A) balances and deposits of the Loan Parties that Collateral Agent or any Lender holds or controls, (B) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower, or (C) amounts received from any Guarantors in accordance with the respective Guaranty pursuant to Section 13 or otherwise delivered by such Guarantor; and/or
(iv) commence and prosecute an Insolvency Proceeding or consent to any Loan Party commencing any Insolvency Proceeding.
(c) Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right and at the written direction of the Required Lenders shall, without notice or demand, to do any or all of the following:
(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;
(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties). The Loan Parties shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;
(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Loan Party’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, each Loan Party’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;
(iv) place a “hold” on any Collateral Account maintained with Collateral Agent or any Lender or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v) demand and receive possession of Borrower’s Books;
(vi) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of any Loan Party or any of its Subsidiaries; and
(vii) subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.
9.2 Power of Attorney. Each Loan Party hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse any Loan Party’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign any Loan Party’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of the Loan Parties directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under the Loan Parties’ insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Each Loan Party hereby appoints Collateral Agent as its lawful attorney-in-fact to sign any Loan Party’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make extend Term Loans hereunder. Collateral Agent’s foregoing appointment as any Loan Party’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Term Loans terminates.
9.3 Protective Payments. If any Loan Party or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which any Loan Party or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide the Loan Parties with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Loan Party irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between each Loan Party on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Lenders’ Pro Rata Shares unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s Pro Rata Share of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other the Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Lender’s Pro Rata Share shall be received and held by such Lender in trust for and shall be promptly paid over to the other Lenders (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on such other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).
9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Loan Parties bear all risk of loss, damage or destruction of the Collateral.
9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or by any Loan Party or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Each Loan Party waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which such Loan Party or any of its Subsidiaries is liable.
10. NOTICES
Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication (collectively, “Communications”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or the Loan Parties may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	APOLLO ENDOSURGERY US, INC. 1120 S Capital of Texas Hwy, #300 Austin, TX 78746 Attn: General Counsel

with a copy (which shall not constitute notice) to:	COOLEY LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004-2400 Attn: Michael Tollini

If to Collateral Agent:	SOLAR CAPITAL LTD. 500 Park Avenue, 3rd Floor New York, NY 10022 Attention: Anthony Storino Fax: (212) 993-1698 Email: storino@Solarcapltd.com

with a copy (which shall not constitute notice) to:	LATHAM & WATKINS LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 Attention: Haim Zaltzman Facsimile: (415) 395-8095 Email: haim.zaltzman@lw.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
11.1 Waiver of Jury Trial. EACH LOAN PARTY, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG EACH LOAN PARTY, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG EACH LOAN PARTY, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF

THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
11.2 Governing Law and Jurisdiction. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.
11.3 Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Each Loan Party hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against any Loan Party (or any property of any Loan Party) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
11.4 Service of Process. Each Loan Party irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Loan Parties specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
11.5 Non-exclusive Jurisdiction. Nothing contained in this Article 11 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.
12. GENERAL PROVISIONS
12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party may transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.5). The Lenders have the right, without the consent of or notice to any Loan Party, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than (i) any Transfer at any time that an Event of Default has occurred and is continuing, or (ii) a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Collateral Agent (such approved assignee, an “Approved Lender”). Each Loan Party and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without the Loan Parties’ consent, to any Person which is an Affiliate or Subsidiary of any Loan Party, a then-current direct competitor of any Loan Party, as reasonably determined by Collateral Agent at the time of such assignment.
12.2 Indemnification. Each Loan Party agrees to indemnify, defend and hold each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses and Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Each Loan Party hereby further agrees to indemnify, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Loan Parties, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.
12.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.4 Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.
12.5 Amendments in Writing; Integration. (1) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by any Loan Party or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Loan Parties, Collateral Agent and the Required Lenders provided that:
(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;
(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.7. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.
(b) Other than as expressly provided for in Section 12.5(a)(i)‑(iii), Collateral Agent may, at its discretion, or if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of the Loan Parties.
(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of the Loan Parties in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the withholding provision in Section 2.5 hereof and the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
12.8 Confidentiality. In handling any confidential information of the Loan Parties, each of the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no breach of this provision by the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.
12.9 Right of Set Off. Each Loan Party hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of such Security Party (including a Collateral Agent Affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Loan Parties even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY LOAN PARTY ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SUCH LOAN PARTY.
12.10 Cooperation of Loan Parties. If necessary, each Loan Party agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make each Loan Party’s management personnel available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments, the Term Loans or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent and the Lenders in the preparation of information relating to the financial affairs of each Loan Party as any prospective participant or assignee of a Term Loan Commitment (or portions thereof) or Term Loan (or portions thereof) reasonably may request. Subject to the provisions of Section 12.8, each Loan Party authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment (or portions thereof), any and all information in such Lender’s possession concerning each Loan Party and its financial affairs which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of any Loan Party in connection with such Lender’s credit evaluation of the Loan Parties prior to entering into this Agreement.
12.11 Public Announcement. Each Loan Party hereby agrees that Collateral Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use any Loan Party’s name, tradenames and logos. Collateral Agent and the Lenders may also make disclosures to the Securities and Exchange Commission or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons.

12.12 Collateral Agent and Lender Agreement. Collateral Agent and the Lenders hereby agree to the terms and conditions set forth on Exhibit B attached hereto. Each Loan Party acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.
12.13 Time of Essence. Time is of the essence for the performance of Obligations under this Agreement.
12.14 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is given to the Collateral Agent and the Lenders.
12.15 Multiple Borrowers.
(a) Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints Apollo Endosurgery US, Inc., as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from the Collateral Agent or the Lenders. The Collateral Agent or the Lenders may rely, and shall be fully protected in relying, on any request for the Term Loans, disbursement instruction, report, information or any other notice or communication made or given by Apollo Endosurgery US, Inc., whether in its own name or on behalf of one or more of the other Borrowers, and the Collateral Agent or the Lenders shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.
(b) Waivers. Each Borrower hereby waives: (i) any right to require the Collateral Agent or the Lenders to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with any Lender or any Indebtedness of any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy a Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Obligations, or by reason of any act or omission of Collateral Agent, any Lender or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Collateral Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Obligations. If any claim is ever made upon Collateral Agent or any Lender for repayment or recovery of any amount or amounts received by Collateral Agent or any Lender in payment of or on account of any of the Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Collateral Agent or any Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Collateral Agent or any Lender or any of its property, or by reason of any settlement or compromise of any such claim effected by Collateral Agent or any Lender with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Obligations, or any release of any of the Obligations, and each Borrower shall be and remain liable to Collateral Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Collateral Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.
(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, Collateral Agent and the Lenders may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Lender at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Lender determines in its sole discretion, and regardless of whether such Indebtedness is part of the Obligations, is secured, or is due and payable. Each Borrower consents and agrees that Collateral Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Obligations. Each Borrower further consents and agrees that Collateral Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Obligations. Without limiting the generality of the foregoing, Collateral Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Obligations.
(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Collateral Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of Collateral Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting Collateral Agent or any Lender to furnish to it any information now or hereafter in Collateral Agent’s or such Lender’s possession concerning the same or any other matter.
(e) Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Collateral Agent to effect, to enforce and to give notice of such subordination.

12.16 Service of Process. Each Loan Party that is organized outside of the United States of America shall appoint Corporation Service Company, or other agent reasonably acceptable to Collateral Agent, as its agent for the purpose of accepting service of any process in the United States of America, evidenced by a service of process letter in form and substance reasonably satisfactory to Collateral Agent (each, a “Process Letter”). Borrower shall take all actions, including payment of fees to such agent, to ensure that each Process Letter remains effective at all times.
13. GUARANTY.
13.1 Guaranty. Each Loan Party hereby agrees that such Loan Party is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Collateral Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Collateral Agent and the Lenders by each other Loan Party. Each Loan Party agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 13 shall be absolute and unconditional, irrespective of, and unaffected by:
(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Loan Party is or may become a party;
(b) the absence of any action to enforce this Agreement (including this Section 13) or any other Loan Document or the waiver or consent by the Collateral Agent and the Lenders with respect to any of the provisions thereof;
(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Collateral Agent and the Lenders in respect thereof (including the release of any such security);
(d) the insolvency of any Loan Party; or
(e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by each Loan Party that its obligations under this Section 13 shall not be discharged until the Termination Date has occurred. Each Loan Party shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
13.2 Waivers by the Loan Parties. Each Loan Party expressly waives all rights it may have now or in the future under any statute, or at common law, or pursuant to any other laws or in equity, or otherwise, to compel the Collateral Agent or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Loan Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Loan Party. It is agreed among each Loan Party, the Collateral Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 13 and such waivers, the Collateral Agent and the Lenders would decline to enter into this Agreement.
13.3 Benefit of Guaranty. Each Loan Party agrees that the provisions of this Section 13 are for the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, on the one hand, and the Collateral Agent and the Lenders, on the other hand, the obligations of such other Loan Party under the Loan Documents.
13.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 13.7, each Loan Party hereby expressly and irrevocably subordinates to the prior payment in full, in cash, of the Obligations (other than contingent indemnity obligations for which no claim is outstanding) any and all rights pursuant to any laws or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Termination Date has occurred. Each Loan Party acknowledges and agrees that this subordination is intended to benefit the Collateral Agent and the Lenders and shall not limit or otherwise affect such Loan Party’s liability hereunder or the enforceability of this Section 13, and that the Collateral Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.
13.5 Election of Remedies. If the Collateral Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Collateral Agent or such Lender a Lien upon any Collateral, whether owned by any Loan Party or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Collateral Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13. If, in the exercise of any of its rights and remedies, the Collateral Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Loan Party hereby consents to such action by the Collateral Agent or such Lender and waives any claim based upon such action, even if such action by the Collateral Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Loan Party might otherwise have had but for such action by the Collateral Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of the Collateral Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Obligations. In the event the Collateral Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Collateral Agent (either directly or through one or more acquisition vehicles) or such Lender may offset the Obligations against the purchase price of such bid in lieu of accepting cash or other non-cash consideration in connection with such sale or other disposition. The amount of the successful bid at any such sale, whether the Collateral Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair and reasonably equivalent value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 13, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Collateral Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
13.6 Limitation. Notwithstanding any provision herein contained to the contrary, the liability of each Loan Party (other than any Borrower) under this Section 13 (which liability is in any event in addition to amounts for which such Loan Party is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of;
(a) the net amount of all Term Loans (plus all other Obligations owing in connection therewith) advanced to any other Loan Party under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party; and
(b) the amount which could be claimed by the Collateral Agent and the Lenders from such Loan Party under this Section 13 without rendering such claim voidable or avoidable under;
(c) Section 548 of Chapter 11 of the United States Bankruptcy Code, as amended, or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Loan Party’s right of contribution and indemnification from each other Loan Party under Section 13.7.
13.7 Contribution with Respect to Guaranty Obligations.
(a) To the extent that any Loan Party shall make a payment under this Section 13 of all or any of the Obligations (other than Term Loans made to that Loan Party for which it is primarily liable) (a “Guarantor

Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Party, exceeds the amount which such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Loan Party’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Parties as determined immediately prior to the making of such Guarantor Payment, then, following the occurrence of the Termination Date, such Loan Party shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
(b) As of any date of determination, the “Allocable Amount” of any Loan Parties shall be equal to the maximum amount of the claim which could then be recovered from such Loan Parties under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code, as amended or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
(c) This Section 13.7 is intended only to define the relative rights of Loan Parties and nothing set forth in this Section 13.7 is intended to or shall impair the obligations of Loan Parties, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 13.1. Nothing contained in this Section 13.7 shall limit the liability of any Loan Party to pay the Term Loans made directly or indirectly to that Loan Party and accrued interest, fees, expenses and all other Obligations with respect thereto for which such Loan Party shall be primarily liable.
(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Party to which such contribution and indemnification is owing.
(e) The rights of the indemnifying Loan Parties against other Loan Parties under this Section 13.7 shall be exercisable upon and after the Termination Date.
13.8 Liability Cumulative. The liability of Loan Parties under this Section 13 is in addition to and shall be cumulative with all liabilities of each Loan Party to the Collateral Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any Obligations of any other Loan Party, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

APOLLO ENDOSURGERY, INC.	APOLLO ENDOSURGERY INTERNATIONAL, LLC

By:	By:
Name:	Name:
Title:	Title:

APOLLO ENDOSURGERY US, INC.	LPATH THERAPEUTICS INC.

By:	By:
Name:	Name:
Title:	Title:

GUARANTORS:

APOLLO ENDOSURGERY COSTA RICA S.R.L.	APOLLO ENDOSURGERY UK LTD

By:	By:
Name:	Name:
Title:	Title:

COLLATERAL AGENT:

SOLAR CAPITAL LTD.

By:
Name:
Title:

LENDER:

SOLAR CAPITAL LTD.

By:
Name:
Title:

SCP PRIVATE CREDIT INCOME FUND SPV LLC

By:
Name:
Title:

SCP PRIVATE CREDIT INCOME BDC SPV LLC

By:
Name:
Title:

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
Solar Capital Ltd.	$20,491,579	58.55%
SCP Private Credit Income Fund SPV LLC	$10,504,912	30.01%
SCP Private Credit Income BDC SPV LLC	$4,003,509	11.44%
TOTAL	$35,000,000	100.00%

Term B Loans
Term Loan Amount
TOTAL	$15,000,000∗

Aggregate (all Term Loans)
Term Loan Amount
TOTAL	$50,000,000∗

______________________________
* Term B Loan is conditioned on approval by each Lender’s investment credit committee in its sole discretion.
* Term B Loan is conditioned on approval by each Lender’s investment credit committee in its sole discretion.

EXHIBIT A

Description of Collateral

The Collateral consists of all of each Loan Party’s right, title and interest in and to the following property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include (a) any interest of any Loan Party as a lessee or sublessee under a real property lease; (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is effective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); or (c) any interest of any Loan Party as a lessee under an Equipment lease if such Loan Party is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by such Loan Party, Collateral Agent or any Lender.

EXHIBIT B

Collateral Agent and Lender Terms

2Appointment of Collateral Agent.
(a) Each Lender hereby appoints Solar (together with any successor Collateral Agent pursuant to Section 1.7 of this Exhibit B) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.
(b) Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (ii) act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral as permitted pursuant to the Loan Agreement, (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (v) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders with respect to each Loan Party and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vi) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by any Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Exhibit B to the extent provided by Collateral Agent.
(c) Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by Solar or any of its Affiliates in any capacity.
2.  Binding Effect; Use of Discretion; E-Systems.

(a) Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Collateral Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.
(b) If Collateral Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and Collateral Agent shall not incur liability to any Person by reason of so refraining. Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Requirement of Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.
(c) Collateral Agent is hereby authorized by each Loan Party and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Collateral Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents (including, without limitation, borrowing base certificates) and similar items on, by posting to or submitting and/or completion, on E-Systems. Each Loan Party and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and each Loan Party and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. Each “e-signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Collateral Agent, any Loan Party and/or Lenders in connection with the use of such E-System. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS.
3. Collateral Agent’s Reliance, Etc. Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Loan Party hereby waives and shall not assert (and each Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein. Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Loan Party or any Related Person of any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from any Loan Party or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Lenders, provided that Collateral Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and any Loan Party hereby waives and agrees not to assert (and any Loan Party shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon.
4.  Collateral Agent Individually. Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, any Loan Party or any Affiliate of any Loan Party as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor. To the extent Collateral Agent or any of its Affiliates makes any Term Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.
5.  Lender Credit Decision; Collateral Agent Report. Each Lender acknowledges that it shall, independently and without reliance upon Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of any Loan Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Collateral Agent to the Lenders, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of Collateral Agent or any of its Related Persons. Each Lender agrees that is shall not rely on any field examination, audit or other report provided by Collateral Agent or its Related Persons (an “Collateral Agent Report”). Each Lender further acknowledges that any Collateral Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Collateral Agent Report, (b) was prepared by Collateral Agent or its Related Persons based upon information provided by any Loan Party solely for Collateral Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Collateral Agent or its Related

Persons regarding the operations and condition of any Loan Party. Neither Collateral Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Collateral Agent Report or in any related documentation, (iii) the scope or adequacy of Collateral Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Collateral Agent Report or in any related documentation, and (iv) any work performed by Collateral Agent or Collateral Agent’s Related Persons in connection with or using any Collateral Agent Report or any related documentation. Neither Collateral Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Collateral Agent Report. Without limiting the generality of the forgoing, neither Collateral Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Collateral Agent Report, or the appropriateness of any Collateral Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Collateral Agent Report or disclose to any Lender any other information not embodied in any Collateral Agent Report, including any supplemental information obtained after the date of any Collateral Agent Report. Each Lender releases, and agrees that it will not assert, any claim against Collateral Agent or its Related Persons that in any way relates to any Collateral Agent Report or arises out of any Lender having access to any Collateral Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Collateral Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Collateral Agent Report or any discussion of its contents.
6. Indemnification. Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, any Loan Party) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document. Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under this Section 6 of this Exhibit B to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent required by any applicable Requirement of Law, Collateral Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Collateral Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Collateral Agent fully for all amounts paid, directly or indirectly, by Collateral Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Collateral Agent. Collateral Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Collateral Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 6 of this Exhibit B.

7. Successor Collateral Agent. Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B. If Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Collateral Agent. If, after 30 days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Lenders. Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (d) subject to its rights under Section 2(b) of this Exhibit B, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.
8. Release of Collateral. Each Lender hereby consents to the release and hereby directs Collateral Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:
(a) any Guarantor if all of the stock of such Subsidiary owned by Borrower is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and
(b) any Lien held by Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by any Loan Party in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (c) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and any Loan Party, upon (A) termination of all of the Commitments, (B) the payment in full in cash of all of the Obligations (other than inchoate indemnity obligations for which no claim has been made), and (C) to the extent requested by Collateral Agent, receipt by Collateral Agent and Lenders of liability releases from any Loan Party in form and substance acceptable to Collateral Agent (the satisfaction of the conditions in this clause (iii), the “Termination Date”).
9. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 10(d) of this Exhibit B, each Lender is hereby authorized at any time or from time to time upon the direction of Collateral Agent, without notice to any Loan Party or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to any Loan Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations. Each Loan Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
10. Advances; Payments; Non-Funding Lenders; Actions in Concert.
(a) Advances; Payments. If Collateral Agent receives any payment with respect to a Term Loan for the account of the Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day. If Collateral Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.
(b) Return of Payments.
(i) If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent or on behalf of from any Loan Party and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.
(ii) If Collateral Agent determines at any time that any amount received by Collateral Agent under any Loan Document must be returned to any Loan Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Collateral Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to any Loan Party or such other Person, without setoff, counterclaim or deduction of any kind and Collateral Agent will be entitled to set off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.
(c) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Collateral Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Collateral Agent or Required Lenders.

EXHIBIT C

Loan Payment Request Form
Fax To: (212) 993-1698 Date: _____________________

LOAN PAYMENT:
Apollo Endosurgery US, Inc.
From Account #	To Account #:
(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest	$

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outstanding Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #:		To Account #:
	(Loan Account #)		(Deposit Account #)
Amount of Advance	$

All of each Loan Party’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:		Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name:	Amount of Wire:
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Soft, Chip, etc.):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).
Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

EXHIBIT D

Compliance Certificate

TO:	SOLAR CAPITAL LTD., as Collateral Agent and Lender
FROM:	Apollo Endosurgery US, Inc.
The undersigned authorized officer (“Officer”) of Apollo Endosurgery US, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of March 15, 2019, by and among Borrower, Apollo Endosurgery, Inc., Apollo Endosurgery International LLC, Lpath Therapeutics Inc., Apollo Endosurgery UK Ltd, Apollo Endosurgery Costa Rica S.R.L., Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),
(a) Each Loan Party is in complete compliance for the period ending _______________ with all required covenants except as noted below;
(b) There are no defaults or Events of Default, except as noted below;
(c) Except as noted below, all representations and warranties of each Loan Party stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
(d) Each Loan Party, and each of each Loan Party’s Subsidiaries, has timely filed all required tax returns and reports, each Loan Party, and each of each Loan Party’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by each Loan Party, or Subsidiary, except, in each case as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;
(e) No Liens have been levied or claims made against any Loan Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which any Loan Party has not previously provided written notification to Collateral Agent and the Lenders.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of each Loan Party, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Monthly financial statements	Monthly within 30 days		Yes	No	N/A
2)	Quarterly financial statements	Quarterly within 45 days		Yes	No	N/A
3)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A
4)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within earlier 10 days of approval or February 28 of such year), and when revised		Yes	No	N/A
5)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
6)	IP Report	When required		Yes	No	N/A
7)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
8)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Updates to Deposit and Securities Accounts
(Please list all new accounts since the last Compliance Certificate; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

Minimum Liquidity Covenant	(A) Qualified Cash	(B) A/P not paid within 120 days from invoice date	Complies with Minimum Liquidity Requirement (Is (B) plus $10,000,000 less than (A))?

Minimum Specified Product Revenue (period ending __________)	(A) Actual Specified Product Revenue $___________	(B) Minimum Specified Product Revenue per Section 7.13(b) $____________	Complies with Minimum Specified Product Revenue (Is (A) greater than or equal to (B))?

Other Matters

1)	Have there been any changes in Key Persons since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against any Loan Party that involve more than Five Hundred Thousand Dollars ($500,000.00)?	Yes	No

4)	Has any Loan Party or any Subsidiary entered into or amended any Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s).	Yes	No
5)	Has each Loan Party provided the Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

APOLLO ENDOSURGERY US, INC.

By:
Name:
Title:

Date:

COLLATERAL AGENT USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

Exhibit E-1
CORPORATE BORROWING CERTIFICATE

BORROWER:	Apollo Endosurgery, Inc.	DATE: March __, 2019
Lender(s):	SOLAR CAPITAL LTD., as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.
[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute any loan documents any Lender requires.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
[Balance of Page Intentionally Left Blank]

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
[print title]
of the date set forth above.

By:
Name:
Title:

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

Exhibit E-2
CORPORATE BORROWING CERTIFICATE

BORROWER:	Apollo Endosurgery US, Inc.	DATE: March __, 2019
Lender(s):	SOLAR CAPITAL LTD., as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.
[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute any loan documents any Lender requires.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
[Balance of Page Intentionally Left Blank]

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
[print title]
of the date set forth above.

By:
Name:
Title:

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

Exhibit E-3
CORPORATE BORROWING CERTIFICATE

BORROWER:	Apollo Endosurgery International LLC	DATE: March __, 2019
Lender(s):	SOLAR CAPITAL LTD., as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Formation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Limited Liability Company Agreement. Neither such Certificate of Formation nor such Limited Liability Company Agreement have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Formation and such Limited Liability Company Agreement remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s board of managers at a duly held meeting of such managers (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.
[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute any loan documents any Lender requires.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
[Balance of Page Intentionally Left Blank]

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
[print title]
of the date set forth above.

By:
Name:
Title:

EXHIBIT A

Certificate of Formation (including amendments)

[see attached]

EXHIBIT B

Limited Liability Company Agreement

[see attached]

Exhibit E-4
CORPORATE BORROWING CERTIFICATE

BORROWER:	Lpath Therapeutics Inc.	DATE: March __, 2019
Lender(s):	SOLAR CAPITAL LTD., as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.
[Balance of Page Intentionally Left Blank]

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute any loan documents any Lender requires.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
[Balance of Page Intentionally Left Blank]

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as
[print title]
of the date set forth above.

By:
Name:
Title:

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

EXHIBIT B

Bylaws

[see attached]

Exhibit E-5
CORPORATE CERTIFICATE

GUARANTOR:	Apollo Endosurgery Costa Rica S.R.L. . Company ID 3 – 102 – 683842	DATE: March __, 2019
Lender(s):	SOLAR CAPITAL LTD., as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:
1. I am the General Manager , of Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a company (“Sociedad de Responsabilidad Limitada”) existing under the laws of the Republic of Costa Rica.
3. Attached hereto as Exhibit _____ and Exhibit ______, respectively, are true, correct and complete copies of (i) Borrower’s Notarial Certificate of Incorporation, as filed with the Costa Rican National Registry in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Charter, Articles of Incorporation (including amendments). As of this date, neither such Certificate of Incorporation nor such Charter have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Charter remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s Quotaholders in an extraordinary General Assembly at a duly held meeting of such quota-holders (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, has been properly authorized in a formal Quotaholders Assembly to act on behalf of Borrower and , as such, to perform and execute the so called Loan and Security Agreement as well as any other document related thereto. Hence, the following Signing Authorities have the right, power and ability to execute and deliver the LSA and such agreement constitutes a valid and legally binding obligation of AECR, enforceable against AECR in accordance with its terms.

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.
RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from the Lenders.
Execute Loan Documents. Execute any loan documents any Lender requires.
Grant Security. Grant Collateral Agent a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Pay Fees. Pay fees under the Loan Agreement or any other Loan Document.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
[Balance of Page Intentionally Left Blank]

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

EXHIBIT F
ACH LETTER
SOLAR CAPITAL LTD.
500 Park Avenue, 3rd Floor
New York, NY 10022
Attention: Neil Bonanno
Fax: (212) 993-1698
Email: bonanno@solarcapltd.com

Re: Loan and Security Agreement dated as of March 15, 2019 (the “Agreement”) by and among Apollo Endosurgery, Inc., a Delaware corporation (“Parent”), Apollo Endosurgery US, Inc., a Delaware corporation (“Apollo Endo”), Apollo Endosurgery International, LLC, a Delaware limited liability company (“Apollo International”), Lpath Therapeutics Inc., a Delaware corporation (“Lpath”; together with Parent, Apollo Endo, Apollo International, individually and collectively, jointly and severally, “Borrower”), Solar Capital Ltd. (“Solar”), as collateral agent (in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time, including Solar in its capacity as a Lender and the Lenders listed on Schedule 1.1 thereof (each a “Lender” and collectively, the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the meanings given them under the Agreement.
In connection with the above referenced Agreement, the Borrower hereby authorizes the Collateral Agent to, at its discretion and with prior notice of at least one (1) Business Day, initiate debit entries to the Borrower’s account indicated below (i) on each payment date of all Obligations then due and owing, (ii) at any time any payment due and owing with respect to Lender Expenses, and (iii) upon an Event of Default, any other Obligations outstanding, in each case pursuant to Section 2.3(e) of the Agreement. The Borrower authorizes the depository institution named below to debit to such account.

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER
This authority will remain in full force and effect so long as any amounts are due under the Agreement.

BORROWER:

APOLLO ENDOSURGERY, INC.	APOLLO ENDOSURGERY INTERNATIONAL, LLC

By:	By:
Name:	Name:
Title:	Title:

LPATH THERAPEUTICS INC.
APOLLO ENDOSURGERY US, INC.

By:	By:
Name:	Name:
Title:	Title: